Exhibit 99.1
P R E S S   A N N O U N C E M E N T

John Stewart	Rich Young
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8842
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE REPORTS 2008 THIRD QUARTER RESULTS
Apama CEP Continues to Gain Traction; IONA and Mindreef Acquired
BEDFORD, Mass., September 18, 2008—Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its third quarter ended August 31, 2008. Revenue for the quarter was $127 million, up 4 percent (down 1 percent at constant currency) from $122 million in the third quarter of fiscal 2007. Software license revenue increased 5 percent (up 1 percent at constant currency) to $46.0 million from $44.0 million in the same quarter last year.
On a generally accepted accounting principles (GAAP) basis, operating income increased 2 percent to $18.1 million from $17.8 million in the third quarter of fiscal 2007. Net income decreased 4 percent to $12.5 million from $13.0 million in the same quarter last year. Diluted earnings per share was the same as in the third quarter of fiscal 2007 at 30 cents.
On a non-GAAP basis, operating income was the same as in the third quarter of fiscal 2007 at $27.2 million. Non-GAAP net income decreased 2 percent to $19.0 million from $19.4 million in the same quarter last year and non-GAAP diluted earnings per share increased 2 percent to 45 cents per share from 44 cents in the third quarter of fiscal 2007.
The non-GAAP results in the third quarter of fiscal 2008 exclude after-tax charges of $2.8 million for stock-based compensation, $2.9 million for amortization of acquired intangibles and $0.8 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices. The non-GAAP results in the third quarter of fiscal 2007 exclude after-tax charges of $2.9 million for stock-based compensation, $2.9 million for amortization of acquired intangibles and $0.6 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The non-GAAP results noted above and the non-GAAP financial outlook for 2008 and 2009 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three and nine months ended August 31, 2008 and 2007, and the 2008 and 2009 outlook, as well as further information regarding these measures, is included in the condensed financial information provided with this release.
The company’s cash and short-term investments at the end of the third quarter totaled $231 million. In addition, the company had approximately $52 million in investments related to municipal and student loan auction rate securities that were classified as non-current on the balance sheet because these securities failed to clear at auction and the company is currently unable to sell these securities in the market. The failed auctions have resulted in higher interest rates being earned on these securities, but the investments currently lack short-term liquidity.
The company repurchased 1.7 million of its shares at a cost of $45.4 million in the third quarter of fiscal 2008. On September 16, 2008, the board of directors authorized the repurchase of up to 10 million shares of the company’s outstanding common stock, at such times and at such prices as the company deems such purchases to be an effective use of cash, during the period from October 1, 2008, through September 30, 2009. The company’s existing repurchase authorization, under which approximately 5.7 million shares remain available for repurchase, expires on September 30, 2008.
Joseph Alsop, co-founder and chief executive officer of Progress Software, stated: “Our results for fiscal Q3 were solid, with strong profitability, despite the increasing turmoil in certain markets we serve. We are particularly pleased by the strong performance delivered by our Apama, DataDirect, and DataXtend Semantic Integrator product lines and we are pleased to welcome many outstanding people from IONA to the Progress Software organization. However, based on the less certain outlook and recent strengthening of the U.S. dollar relative to international currencies in which we do business, we are adopting a more conservative stance with respect to our business outlook for the fourth quarter and fiscal 2009.”
Quarterly Highlights
•	Progress Software and IONA Technologies plc, an established supplier of software integration technology, jointly announced on June 25, 2008 that they signed a definitive agreement under which Progress Software agreed to acquire IONA for $4.05 per share in cash. Upon completion of the transaction, which occurred on September 12, 2008, Progress acquired IONA for an aggregate purchase price of approximately $162 million and approximately $107 million net of cash and marketable securities reported on June 30, 2008. The acquisition of IONA strengthens Progress’ position as the industry choice for truly independent, heterogeneous Service Oriented Architecture (SOA) infrastructure. IONA products complement the Progress SOA Portfolio with leading edge, best-in-class technology with the widest variety of heterogeneous deployment options and interoperability (www.progress.com/iona).

•	Progress Software announced the acquisition of privately owned Mindreef, Inc., the SOA Quality Company on June 30, 2008. Mindreef develops and markets the award-winning Mindreef® SOAPscope® products, which enable different IT users such as business analysts, system architects, application developers, testers, operations, and support staff to build, deploy, and maintain better software at each phase of an SOA, Web service or composite application development lifecycle. With the combination of Actional™ and SOAPscope, Progress is the first and only company to address the entire SOA lifecycle with best-in-class SOA quality and validation capabilities and industry-leading runtime governance capabilities (www.progress.com/mindreef).

•	Progress continues to lead CEP innovation with the launch of Progress® Apama® 4.0. Apama 4.0 reduces end-to-end latency of CEP applications five-fold with the introduction of an enhanced communications infrastructure. The Apama platform is the industry’s leading CEP environment, supporting applications that monitor rapidly moving event streams, detecting patterns, and initiating action — now with sub-millisecond latency. The Apama CEP technology offers business users a new dimension of real-time analytics, pattern and opportunity recognition, and event management (www.progress.com/apamafour).

•	Progress Software and NYSE Euronext Advanced Trading Solutions, a unit of NYSE Euronext, announced a partnership that enables NYSE Euronext Advanced Trading Solutions to offer its customers new complex event processing (CEP) capabilities for algorithmic trading, real-time risk management, and smart order routing, which will be provided by the Progress® Apama® CEP platform. NYSE Euronext Advanced Trading Solutions will provide traders with access to the Apama CEP services from its new, hosted trading platform — the SFTI (Secure Financial Transaction Infrastructure) Community Platform (www.progress.com/nyse).

•	McCamish Systems, a premier supplier of Business Processing Outsourcing (BPO) solutions to the insurance industry, selected and deployed the Progress® Sonic® ESB platform to create a service oriented architecture (SOA) that will help them provide integrated services to their BPO clients. (www.progress.com/mccamish).

•	Frontier Communications implemented Progress DataXtend® Semantic Integrator (SI) to reconcile data definitions between systems to enable data integration based on a common model. Frontier chose DataXtend SI as a critical piece of a larger customer relationship management (CRM) project designed to minimize customer handoffs and increase their up-selling opportunities (www.progress.com/citizens).

•	DataDirect Technologies announced the availability of the DataDirect® Data Integration Suite. The new offering combines DataDirect Technologies’ existing XML-based technologies in one package with a single, simple installation. The DataDirect Data Integration Suite provides the technical features and bottom-line benefits that positively impact an IT organization. It also saves development time and resources, and speeds the delivery of needed information to enterprise applications and end-users (www.progress.com/integration_suite).

•	Progress Software partnered with Radboud University of Nijmegen to conduct a health study at the world’s largest walking event — the ‘92nd Four Days Marches of Nijmegen’, where more than 40,000 participants cover distances of 18 to 31 miles per day over four-days. The study used Progress Apama complex event processing (CEP) technology to monitor and record the temperature of participants as they took part in the walk. Real-time data was monitored directly from the volunteers, who were equipped with a receiver (a pill that each participant swallowed) and a GPS-enabled mobile phone. Temperatures were recorded every ten seconds and automatically transmitted to an operations center. (www.progress.com/radboud).
Customer Highlights
The following organizations became new Progress customers or partners, adopted additional Progress technologies, or made major deployments of Progress technologies in the past quarter:
Ameri-Forge, Boiron Laboratories, Boston Scientific, Concordia College Coventry University, Fortress Investment Group, GexPro, Gymboree, Hubspan, HVB Information Services, Itella, Jan de Rijk Logistics, JD Power and Associates, Lacent, Lufthansa Systems Airline, Malla Industrial, Manutan International, Merkle, Metro Health Hospital, Microsens, Network Norway, Paragon Solutions, Pearson Education, Pellizari, Petro-Canada Oil, Presbyterian HealthCare Services, RR Donnelley Technology, Scepter Corporation, Suinoculture Cooperative, Standard Chartered

Bank, State of Montana, TecBan, Tekmark Global Solutions, US Xpress Enterprises, Wireless Information Network, White Birch Paper and Zanotti.
Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2008:
•	GAAP revenue is expected to be in the range of $519 million to $523 million.

•	Non-GAAP revenue is expected to be in the range of $522 million to $526 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.02 to $1.06.

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.89 to $1.91.
The company is providing the following guidance for the fourth fiscal quarter ending November 30, 2008:
•	GAAP revenue is expected to be in the range of $143 million to $147 million.

•	Non-GAAP revenue is expected to be in the range of $146 million to $150 million.

•	GAAP diluted earnings per share are expected to be in the range of 10 cents to 14 cents.

•	Non-GAAP diluted earnings per share are expected to be in the range of 55 cents to 57 cents.
The company is providing the following guidance for the fiscal year ending November 30, 2009:
•	GAAP revenue is expected to be in the range of $579 million to $594 million.

•	Non-GAAP revenue is expected to be in the range of $585 million to $600 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.30 to $1.40.

•	Non-GAAP diluted earnings per share are expected to be in the range of $2.05 to $2.15.
The non-GAAP projections exclude stock-based compensation, amortization of acquired intangibles, restructuring and acquisition-related expenses, purchase accounting adjustments to deferred revenue and professional services fees associated with our ongoing stock option investigation and derivative lawsuits.
Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP revenue, operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
The Progress Software conference call to discuss its fiscal third quarter 2008 results and business outlook will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD

Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website (www.progress.com), together with the slide presentation for the call, under the investor relations page.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the company’s business outlook, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to the company’s products; the growth rates of certain market segments; the positioning of the company’s products in those market segments; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; business and consumer use of the Internet; the company’s ability to complete and integrate acquisitions; the company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the company’s ability to penetrate international markets and manage its international operations; changes in exchange rates; unanticipated consequences of the restatement completed in December 2006; risks associated with the SEC’s formal investigation of the company’s option-grant practices and pending shareholder litigation relating to such practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
     Actional, Apama, DataDirect, DataXtend, IONA, OpenEdge, Sonic, and Progress are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	August 31,	August 31,	Percent
(In thousands except per share data)	2008	2007	Change

Revenue:
Software licenses	$45,998	$44,011	5%
Maintenance and services	80,622	77,793	4%

Total revenue	126,620	121,804	4%

Costs of revenue:
Cost of software licenses	3,219	2,109	53%
Cost of maintenance and services	16,558	16,915	(2)%
Amortization of purchased technology	2,958	2,496	19%

Total costs of revenue	22,735	21,520	6%

Gross profit	103,885	100,284	4%

Operating expenses:
Sales and marketing	48,367	47,644	2%
Product development	21,076	19,829	6%
General and administrative	14,966	13,188	13%
Amortization of other acquired intangibles	1,369	1,820	(25)%

Total operating expenses	85,778	82,481	4%

Income from operations	18,107	17,803	2%
Other income, net	2,640	2,270	16%

Income before provision for income taxes	20,747	20,073	3%
Provision for income taxes	8,210	7,026	17%

Net income	$12,537	$13,047	(4)%

Earnings per share:
Basic	$0.31	$0.31	0%
Diluted	$0.30	$0.30	0%

Weighted average shares outstanding:
Basic	40,528	41,712	(3)%
Diluted	42,156	44,153	(5)%

	Nine Months Ended
	August 31,	August 31,	Percent
	2008	2007	Change

Revenue:
Software licenses	$136,115	$133,295	2%
Maintenance and services	240,014	223,380	7%

Total revenue	376,129	356,675	5%

Costs of revenue:
Cost of software licenses	7,678	5,661	36%
Cost of maintenance and services	51,914	50,048	4%
Amortization of purchased technology	8,449	7,480	13%

Total costs of revenue	68,041	63,189	8%

Gross profit	308,088	293,486	5%

Operating expenses:
Sales and marketing	142,367	138,034	3%
Product development	59,512	61,013	(2)%
General and administrative	46,259	47,248	(2)%
Amortization of other acquired intangibles	4,091	5,746	(29)%

Total operating expenses	252,229	252,041	0%

Income from operations	55,859	41,445	35%
Other income, net	7,892	4,981	58%

Income before provision for income taxes	63,751	46,426	37%
Provision for income taxes	23,907	16,250	47%

Net income	$39,844	$30,176	32%

Earnings per share:
Basic	$0.96	$0.73	32%
Diluted	$0.92	$0.69	33%

Weighted average shares outstanding:
Basic	41,416	41,319	0%
Diluted	43,189	43,742	(1)%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended August 31, 2008			Three Months Ended August 31, 2007
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$126,620	$—	$126,620	$121,804	$—	$121,804	4%

Income from operations	$18,107	$9,129	$27,236	$17,803	$9,390	$27,193	0%
Amortization of acquired intangibles	(4,327)	4,327	—	(4,316)	4,316	—
Stock option investigation (1)	(1,270)	1,270	—	(896)	896	—
Stock-based compensation (2)	(3,532)	3,532	—	(4,178)	4,178	—

Operating margin percentage	14.3%		21.5%	14.6%		22.3%

Other income, net	$2,640	$—	$2,640	$2,270	$—	$2,270	16%

Effect on provision for income taxes from above adjustments (3)	$8,210	$2,695	$10,905	$7,026	$2,992	$10,018	9%

Net income	$12,537	$6,434	$18,971	$13,047	$6,398	$19,445	(2)%

Earnings per share — diluted	$0.30		$0.45	$0.30		$0.44	2%

Weighted average shares outstanding — diluted	42,156		42,156	44,153		44,153	(5)%

	Nine months Ended August 31, 2008			Nine months Ended August 31, 2007
	As			As			Percent
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$376,129	—	$376,129	$356,675	—	$356,675	5%

Income from operations	$55,859	$26,018	$81,877	$41,445	$34,566	$76,011	8%
Amortization of acquired intangibles	(12,540)	12,540	—	(13,226)	13,226	—
Stock option investigation (1)	(1,866)	1,866	—	(3,333)	3,333	—
Stock-based compensation (2)	(11,612)	11,612	—	(18,007)	18,007	—

Operating margin percentage	14.9%		21.8%	11.6%		21.3%	2%

Other income, net	$7,892	$—	$7,892	$4,981	$—	$4,981	58%

Effect on provision for income taxes from above adjustments (3)	$23,907	$7,961	$31,868	$16,250	$11,288	$27,538	16%

Net income	$39,844	$18,057	$57,901	$30,176	$23,278	$53,454	8%

Earnings per share — diluted	$0.92		$1.34	$0.69		$1.22	10%

Weighted average shares outstanding — diluted	43,189		43,189	43,742		43,742	(1)%

(1)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the company’s investigation and shareholder derivative lawsuits related to its historical stock option grant practices.

(2)	Stock-based compensation expense is included in the following GAAP operating expenses:

	Three Months Ended August 31, 2008			Three Months Ended August 31, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$12	$(12)	$—	24	$(24)	$—
Cost of maintenance and services	212	(212)	—	286	(286)	—
Sales and marketing	1,335	(1,335)	—	1,499	(1,499)	—
Product development	881	(881)	—	960	(960)	—
General and administrative	1,092	(1,092)	—	1,409	(1,409)	—

	$3,532	$(3,532)	$—	$4,178	$(4,178)	$—

	Nine months Ended August 31, 2008			Nine months Ended August 31, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$48	$(48)	$—	$98	$(98)	$—
Cost of maintenance and services	705	(705)	—	1,153	(1,153)	—
Sales and marketing	4,184	(4,184)	—	6,024	(6,024)	—
Product development	2,737	(2,737)	—	3,827	(3,827)	—
General and administrative	3,938	(3,938)	—	6,905	(6,905)	—

	$11,612	$(11,612)	$—	$18,007	$(18,007)	$—

Amounts represent the fair value of equity awards under SFAS 123R. Stock-based compensation expense in the nine months ended August 31, 2007 also includes the cash settlement of equity awards to former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans, reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2007 and the incremental effect of make-whole cash payments to members of the Compensation Committee for options that were cancelled.

(3)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 36.5% and 35.5% for the three months and nine months ended August 31, 2008, respectively, and 34.0% for the three and nine months ended August 31, 2007. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense, which is excluded from the determination of Non-GAAP net income .

Progress Software Corporation
Condensed Consolidated Balance Sheets

	August 31,	November 30,
(In thousands)	2008	2007

Assets
Cash and short-term investments	$231,463	$339,525
Accounts receivable, net	90,160	93,998
Other current assets	32,852	30,900

Total current assets	354,475	464,423

Property and equipment, net	63,045	64,949
Goodwill and intangible assets, net	208,076	208,988
Investments in auction-rate securities	51,526	—
Other assets	36,802	23,468

Total	$713,924	$761,828

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$76,071	$92,983
Short-term deferred revenue	137,821	135,487

Total current liabilities	213,892	228,470

Long-term deferred revenue	9,169	11,200
Other liabilities	9,115	4,284
Shareholders’ equity:
Common stock and additional paid-in capital	207,206	240,647
Retained earnings	274,542	277,227

Total shareholders’ equity	481,748	517,874

Total	$713,924	$761,828

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	August 31,	August 31,
(In thousands except per share data)	2008	2007

Cash flows from operations:
Net income	$39,844	$30,176
Depreciation, amortization and other noncash items	31,997	39,607
Other changes in operating assets and liabilities	(11,004)	2,053

Net cash flows from operations	60,837	71,836
Capital expenditures	(6,024)	(14,625)
Investments in auction-rate securities	(54,400)	—
Acquisitions, net of cash acquired	(11,758)	—
Share repurchases, net of issuances	(86,617)	5,140
Other	(10,100)	3,305

Net change in cash and short-term investments	(108,062)	65,656
Cash and short-term investments, beginning of period	339,525	241,315

Cash and short-term investments, end of period	$231,463	$306,971

Progress Software Corporation
Reconciliation of Forward-Looking Guidance
Diluted Earnings Per Share Range

Three Months Ended November 30, 2008

GAAP expectation	$0.10 - $0.14

Adjustment to exclude stock-based compensation	$0.10 - $0.10
Adjustment to exclude amortization of acquired intangibles	$0.10 - $0.12
Adjustment to exclude purchase accounting adjustments for deferred revenue(1)	$0.05 - $0.05
Adjustment to exclude restructuring and acquisition-related expenses(2)	$0.16 - $0.19
Adjustment to exclude professional services fees associated with ongoing stock option investigation and derivative lawsuits	$0.01 - $0.02

Non-GAAP expectation	$0.55 - $0.57

Twelve Months Ended November 30, 2008

GAAP expectation	$1.02 - $1.06

Adjustment to exclude stock-based compensation	$0.30 - $0.30
Adjustment to exclude amortization of acquired intangibles	$0.28 - $0.30
Adjustment to exclude purchase accounting adjustments for deferred revenue(1)	$0.05 - $0.05
Adjustment to exclude restructuring and acquisition-related expenses(2)	$0.16 - $0.19
Adjustment to exclude professional services fees associated with ongoing stock option investigation and derivative lawsuits	$0.03 - $0.04

Non-GAAP expectation	$1.89 - $1.91

Twelve Months Ended November 30, 2009

GAAP expectation	$1.30 - $1.40

Adjustment to exclude stock-based compensation	$0.28 - $0.31
Adjustment to exclude amortization of acquired intangibles	$0.35 - $0.38
Adjustment to exclude purchase accounting adjustments for deferred revenue(1)	$0.10 - $0.10
Adjustment to exclude restructuring and acquisition-related expenses(2)	$0.02 - $0.03
Adjustment to exclude professional services fees associated with ongoing stock option investigation and derivative lawsuits	$0.00 - $0.03

Non-GAAP expectation	$2.05 - $2.15

(1)	Amount represents the estimated reduction in maintenance revenue for the period resulting from recording at fair value the balance of deferred revenue of IONA at the acquisition date under purchase accounting.

(2)	The restructuring charge to be taken in the fourth quarter primarily relates to severance costs associated with reductions in the Progress workforce being made in connection with the company’s transition and integration of IONA and the company’s on-going cost management and strategic alignment activities. Acquisition-related expenses include estimates for in-process research and development and retention bonuses.